Exhibit 99.1

DBG Announces Launch of AVO, A New Direct-To-Consumer Brand, After Successful Beta Test

Austin, TX— Digital Brands Group, Inc. (“DBG”) (NASDAQ: DBGI), a curated collection of luxury lifestyle brands, today announces the launch of AVO a new direct-to-consumer (DTC) brand (https://shopavo.la/). As other premium brands have increased retail prices due to inflation, the Company believes an opportunity has opened to deliver premium apparel at lower prices by pursuing a DTC model that also provides significant discounts for bundling multiple products. This new model creates a value proposition in the premium segment, similar to how fast fashion created a value proposition in the mass market segment.

AVO was created to take advantage of this new opportunity. This market opportunity sits between the price points of fast fashion and other premium apparel. Our high-quality garments are handmade in Los Angeles using premium fabrics and quality craftsmanship, and then sold at price points that are closer to fast fashion prices. In short, quality does not have to be expensive.

AVO is a women’s apparel brand whose premise is “You shouldn’t have to choose between affordability and quality, and with AVO, you don’t”. AVO launched with premium fabric t-shirts, and we plan to feature monthly product drops and expand into additional top and bottom categories.

“Our beta test sell-through results, which included selling in a retail store, suggests a very compelling product market fit and strong customer excitement. We believe the total addressable market of this opportunity is significant, especially when you look at how other value driven brands have performed,” said Hil Davis, Chief Executive Officer of Digital Brands Group.

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG’s ability to implement its business strategy; DBG’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that DBG’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG’s ability to properly collect, use, manage and secure consumer and employee data; stability of DBG’s manufacturing facilities and foreign suppliers; continued use by DBG’s suppliers of ethical business practices; DBG’s ability to accurately forecast demand for products; continuity of members of DBG’s management; DBG’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. We focus on owning the customer’s “closet share” by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

SOURCE Digital Brands Group, Inc.

Related Links

https://ir.digitalbrandsgroup.co